Exhibit 4.3

RAIT FINANCIAL TRUST

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Second Supplemental Indenture

Dated as of April 14, 2014

to Indenture Dated as of

December 10, 2013

7.625% Senior Notes due 2024

i

ii

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SECOND SUPPLEMENTAL INDENTURE dated as of April 14, 2014 (this “Supplemental Indenture”) between RAIT Financial Trust, a Maryland real estate investment trust, as issuer (the “Company”, as more fully set forth in Section 1.01) and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”, as more fully set forth in Section 1.01), supplementing the Indenture dated as of December 10, 2013, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture dated as of December 10, 2013 and this Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(k) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Debt Securities of any series as contemplated by Section 2.01 and Section 2.03 of the Base Indenture without the consent of Holders of any Debt Securities;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Debt Securities designated as its 7.625% Senior Notes due 2024 (the “Notes”), initially in an aggregate principal amount not to exceed $69,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Agent” means any Registrar or Paying Agent or any successor entity thereto.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Trustees, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capitalized Lease Obligations” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” mean the common shares of beneficial interest of the Company, par value $0.03 per share.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 8, shall include its successors and assigns.

“Consolidated Leverage Ratio” means, with respect to any Person on any date, the ratio of (i) Total Liabilities to (ii) Total Assets.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Continuing Trustee” means a trustee who either was a member of the Board of Trustees on April 14, 2014 or who becomes a member of the Board of Trustees subsequent to that date and whose election, appointment or nomination for election by the shareholders of the Company is duly approved by a majority of the Continuing Trustees on the Board of Trustees at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Trustees in which such individual is named as a nominee for trustee. Solely for purposes of this definition, the phrase “or any authorized committee of the Board of Trustees of the Company or any Trustees and/or officers of the Company to whom such Board of Trustees or such committee shall have duly designated its authority to act hereunder” of the definition of Board of Trustees shall be disregarded.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 45 Broadway, 14th Floor, New York, New York 10006, Attention: Corporate Trust Services—Administrator for RAIT Financial Trust, or such other address as the Trustee may designate from time to time by notice to the Holders of the Notes and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders of the Notes and the Company).

“Debt” means, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Debt of others secured by a lien on the property of such Person, whether or not the respective Debt so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Debt of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Recourse Debt of such Person; (i) Debt of general partnerships of which such

Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (j) Capitalized Lease Obligations of such Person; (k) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (l) all obligations of such Person under Financing Leases.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for the four consecutive fiscal quarters of such Person most recently ended, excluding the effects of interest expense, taxes, depreciation, amortization, asset write-ups or impairment charges, provisions for loan losses, and changes in mark-to-market value(s) (both gains and losses) of financial instruments.

“Event of Default” shall have the meaning specified in Section 5.02.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fixed Charge Coverage Ratio” means, with respect to any Person, at any date of determination, the ratio of EBITDA to Interest Expense for the four consecutive fiscal quarters of such Person most recently ended.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Shares shall be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) Continuing Trustees cease to constitute at least a majority of the Board of Trustees; or

(d) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

“Fundamental Change Company Notice” shall have the meaning specified in Section 11.02(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 11.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 11.02(c)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 11.02(a).

“Global Note” shall have the meaning specified in Section 2.05(c).

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Intercompany Debt” means Debt to which the only parties are the Company or any of its Subsidiaries, or Debt owed to the Company arising from routine cash management practices, but only so long as such Debt is held solely by the Company or any of its Subsidiaries.

“Interest Expense” means, with respect to any Person for any period, total interest expense, both expensed and capitalized, of such Person and its Subsidiaries for such period with respect to all outstanding Debt of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate protection agreements), determined on a consolidated basis in accordance with GAAP, net of interest income of such Person and its Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP).

“Interest Payment Date” means each January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2014.

“Maturity Date” means April 15, 2024.

“Merger Event” means:

(i) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Note Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” shall have the meaning specified in Section 12.02.

“Outstanding,” when used with reference to Notes, shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that, if such Notes are to be redeemed, a Redemption Notice has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Notes that have been paid pursuant to Section 2.09 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.09 of the Base Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d) Notes repurchased by the Company pursuant to the third to last sentence of Section 2.08;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or an Affiliate of the Company or of such other obligor.

“Paying Agent” means the office or agency maintained by the Company in the Place of Payment pursuant to Section 4.02 of the Base Indenture where the Notes may be presented or surrendered for payment or surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $25 principal amount and integral multiples of $25 in excess thereof.

“Place of Payment” means, with respect to the Notes, the Borough of Manhattan in the City of New York, New York.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Prospectus Supplement” means the Company’s preliminary prospectus supplement dated April 7, 2014, as supplemented by the Company’s pricing term sheet dated April 7, 2014, relating to the offering and sale of the Notes.

“Recourse Debt” means, for any Person on any date, without duplication, the indebtedness of such Person (and its consolidated Subsidiaries) for which such Person (and its consolidated Subsidiaries) is directly responsible or liable as obligor or guarantor (excluding obligations arising by reason of customary recourse carve-outs under a non-recourse instrument, including, but not limited to, fraud, misappropriation and environmental indemnities).

“Redemption Date” shall have the meaning specified in Section 12.03(a).

“Redemption Notice” shall have the meaning specified in Section 12.03(a).

“Redemption Price” shall have the meaning specified in Section 12.02.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the January 1, April 1, July 1 and October 1 (whether or not such day is a Business Day) immediately preceding the applicable January 15, April 15, July 15 or October 15 Interest Payment Date, respectively.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” of the Company as such term is defined under Rule 1-02(w) of Regulation S-X of the SEC as in effect on the date of this Supplemental Indenture; provided that it shall not include (a) any entity consolidated by the Company where the Company holds 50% or less of the voting power of such entity or (b) any bankruptcy remote, special purpose entity, used to securitize assets and consolidated by the Company, whose indebtedness is without recourse to the Company.

“Special Interest” means all amounts, if any, payable pursuant to Section 5.02(k).

“Subsidiary” means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Company” shall have the meaning specified in Section 8.02(a).

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Total Assets” means, with respect to any Person on any date, all amounts that would be included under total assets on a balance sheet of such Person and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Total Liabilities” means, with respect to any Person on any date, all amounts that would be included under total liabilities on a balance sheet of such Person and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to Section 5.02. Unless the context otherwise requires, any express mention of Special Interest in any provision hereof shall not be construed as excluding Special Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Supplemental Indenture. This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Debt Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture; provided that no provision of this Supplemental Indenture shall be construed (a) to supersede any obligation that the Company would otherwise have under the Base Indenture to deliver a Company Order, an Officer’s Certificate or an Opinion of Counsel to the Trustee, or (b) to limit any right that the Trustee would otherwise have under the Base Indenture to request and conclusively rely on a Company Order, an Officer’s Certificate or an Opinion of Counsel.

Section 2.02. Designation and Amount. The Notes are hereby created and authorized as a single series of Debt Securities under the Base Indenture. The Notes shall be designated as the “7.625% Senior Notes due 2024.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $69,000,000, subject to Section 2.08 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.07 and Section 2.09 of the Base Indenture and Section 7.05 and Section 11.04 of this Supplemental Indenture.

Section 2.03. Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the written direction of the Company, in such manner and upon written instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders of the Notes eligible to receive payment is provided for herein.

Section 2.04. Date and Denomination of Notes; Payments of Interest. (a) The Notes shall be issuable in registered form without coupons in denominations of $25 principal amount and integral multiples of $25 in excess thereof. Each Note shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. Accrued interest on the Notes payable for any period shorter than a full quarterly interest period shall be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.

(b) This Section 2.04(b) shall replace the second sentence of Section 4.01 of the Base Indenture and Section 2.12(a) of the Base Indenture in its entirety and all references to such provisions shall be deemed, for the purposes of the Notes, to be references to this Section 2.04(b). The Person in whose name any Note (or its Predecessor Note) is registered on the Debt Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes (A) to Holders of the Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Debt Security Register and (B) to Holders of the Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to the Holders of these Notes or upon application by a Holder of the Notes to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.05. Exchange and Registration of Transfer of Notes; Depositary. (a) For the purposes of the Notes, the reference to “transfer, exchange or payment” in the first paragraph of Section 2.07(b) of the Base Indenture shall be deemed to include a repurchase of Notes.

(b) This Section 2.05(b) shall replace the fourth paragraph of Section 2.07(b) of the Base Indenture and all references to such paragraph shall be deemed, for the purposes of the

Notes, to be references to this Section 2.05(b). The Company shall not be required (i) to issue, register the transfer of or exchange any Notes either during a period beginning 15 Business Days prior to the mailing of a Redemption Notice and ending on the close of business on the day of such mailing, or between a Regular Record Date and the next succeeding Interest Payment Date, (ii) to register the transfer of or exchange of (A) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 11 or (B) any Notes selected for Redemption in accordance with Article 12.

(c) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Global Securities (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with the Indenture and the procedures of the Depositary therefor.

(d) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(e) This Section 2.05(e) shall replace Section 2.15(c)(ii) of the Base Indenture and all references to such provision shall be deemed, for the purposes of the Notes, to be references to this Section 2.05(e). If an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of the Notes requests that its Notes be issued as Physical Notes, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Physical Notes to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

(f) At such time as all interests in a Global Note have been canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with customary procedures and existing instructions between the Depositary and the Note Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(g) [Reserved]

Section 2.06. Cancellation of Surrendered Notes. Any Notes surrendered for repurchase (including pursuant to Article 11) shall, if surrendered to the Company, any Paying Agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it in accordance with its customary procedures, and no Notes shall be issued in lieu thereof except as expressly permitted by any provision of the Indenture. Section 2.10 of the Base Indenture shall apply to all canceled Notes.

Section 2.07. Notice of Defaults. This Section 2.07 shall replace Section 4.06(b) of the Base Indenture and all references to Section 4.06(b) of the Base Indenture shall be deemed, for the purposes of the Notes, to be references to this Section 2.07. The Company shall, so long as any of the Notes are Outstanding, deliver to the Trustee promptly in writing upon becoming aware of the occurrence of any Default or Event of Default under the Indenture, an Officers’ Certificate specifying such Default or Event of Default, the status thereof and what action the Company is taking or proposes to take with respect thereto.

Section 2.08. Additional Notes; Repurchases. The Company may, at any time and without the consent of the Holders of the Notes and notwithstanding Section 2.01, reopen the Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if the additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, the additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.05 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation in accordance with Section 2.10 of the Base Indenture. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee or the Company shall use CUSIP numbers in Redemption Notices and Fundamental Change Company Notices; provided that any such Redemption Notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any Redemption Notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Article XI of the Base Indenture. Sections 11.02 and 11.03 of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety Sections 11.02 and 11.03 of the Base Indenture and all references in the Base Indenture to Sections 11.02 and 11.03 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.

Section 3.02. Satisfaction and Discharge. This Supplemental Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 of the Base Indenture and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.05 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders of the Notes, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date or otherwise, cash sufficient to pay all of the Outstanding Notes and all other sums due and payable under this Supplemental Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Company to the Trustee under Section 7.06 of the Base Indenture shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Maintenance of Office Or Agency.

(a) [Reserved]

(b) The Company hereby initially designates the Trustee as the Paying Agent, Registrar and Note Custodian and the Corporate Trust Office and the office or agency of the Trustee in the Place of Payment each shall be considered as one office or agency of the Company where the Notes may be presented or surrendered for payment or surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

Section 4.02. Reports. The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.02 at the time such documents are filed via the EDGAR system; provided, however, the Trustee shall have no responsibility to determine whether such filing via EDGAR has occurred. Delivery of the reports and documents described in this Section 4.02 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate). During any period in which the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Notes are outstanding, the Company will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Notes, without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Company would have been required to file with the SEC, pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company were subject to such rules, and (ii) promptly following written request, supply copies of such reports to any prospective holder of the Notes. The Company will mail (or otherwise provide) the information to the holders of the Notes within five days after the respective dates by which the Company would have been required to file such reports with the SEC if it were subject to Section 13 or Section 15(d) of the Exchange Act as a non-accelerated filer as such term is defined in Rule 12b-2 under the Exchange Act.

Section 4.03. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) of, or interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Limitations on Indebtedness. The Company will not, and will not permit any Subsidiary to, incur any Debt other than Intercompany Debt, including that which is subordinate in right of payment to the Notes, if, immediately after giving pro forma effect to the incurrence of such Debt and the application of the proceeds thereof, the Company’s Fixed Charge Coverage Ratio would be less than 1.2x or if the Company’s Consolidated Leverage Ratio would be greater than 80%.

Section 4.05. Additional Covenants. If the Company issues senior unsecured debt securities in an aggregate principal amount equal to or greater than $250.0 million pursuant to an indenture that contains financial covenants that are different than the financial covenants applicable to the Notes, the Company and the Trustee will amend the Indenture, without the consent of Holders of the Notes, in accordance with Section 7.02, so that the financial covenants applicable to such senior unsecured debt securities replace the financial covenants applicable to Notes.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Applicability of Article VI of the Base Indenture. Article VI of the Base Indenture shall not apply to the Notes. Instead the Events of Default provisions set forth in this Article 5 shall, with respect to the Notes, supersede in their entirety Article VI of the Base Indenture, and all references in the Base Indenture to Article VI thereof and Events of Default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and Events of Default provisions set forth in this Article 5, respectively.

Section 5.02. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any principal amount (including any Redemption Price or Fundamental Change Repurchase Price, if applicable) due with respect to the Notes when the same shall be due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise;

(b) default in the payment of interest (including Special Interest, if any) under the Notes as and when the same shall be due and payable, and continuance of such default for a period of 30 calendar days;

(c) [Reserved];

(d) failure by the Company to provide a Fundamental Change Company Notice after the occurrence of a Fundamental Change within the time period required by Section 11.02(b) and continuance of such default for five calendar days;

(e) failure by the Company to comply with its obligations under Section 4.04 or Article 8;

(f) failure on the part of the Company to comply with any other term, covenant or agreement in the Notes or in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.02 specifically dealt with) and such failure continues for a period of 60 calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Trust Officer by the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding;

(g) default in the payment of principal when due on, or any other default resulting in the acceleration of, other indebtedness of the Company or any Significant Subsidiary of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the Notes pursuant to this Section 5.02;

(h) failure by the Company or any of its Significant Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

(i) the Company or any Significant Subsidiary of the Company pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or seeking the appointment of a trustee, receiver, liquidator, Custodian or other similar official of it or any substantial part of its property;

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

(iii) consents to the appointment of a Custodian of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors;

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, Custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 calendar days; or

(k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(ii) appoints a trustee, receiver, liquidator, Custodian or other similar official of the Company or any Significant Subsidiary of the Company or any substantial part of their respective properties; or

(iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

and, in each case in this clause (k), the order or decree remains unstayed and in effect for 60 calendar days.

If an Event of Default (other than an Event of Default specified in Section 5.02(i), Section 5.02(j) or Section 5.02(k) with respect to the Company) shall occur and be continuing, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders of the Notes), may declare the principal of, and interest (including Special Interest, if any) accrued and unpaid on, all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable. If an Event of Default specified in Section 5.02(i), Section 5.02(j) or Section 5.02(k) occurs with respect to the Company, the principal of, and interest (including Special Interest, if any) accrued and unpaid on, all the Notes shall be immediately and automatically due and payable without necessity of further action.

Notwithstanding the preceding paragraph, to the extent elected by the Company, the sole remedy for an Event of Default relating to (i) the failure to comply with the reporting obligations under Section 4.02 or (ii) any failure to comply with the requirements of Section 314(a)(1) of the TIA shall, for the first 365 days after the occurrence of such Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. This Special Interest shall be payable semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest shall have begun to accrue on the Notes. Special Interest shall accrue on all Outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with the reporting obligations in Section 4.02 or the requirements of Section 314(a)(1) of the TIA first occurs to, but excluding, the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 365th day (or earlier, if such Event of Default is cured or waived prior to such 365th day), such Special Interest shall cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 365th day, the Notes shall be subject to acceleration as provided in the immediately preceding paragraph. The provisions of the Indenture described in this paragraph shall not affect the rights of holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Notes shall be subject to acceleration as provided in the immediately preceding paragraph.

If the Company elects to pay Special Interest in connection with an Event of Default relating to (i) the failure to comply with the reporting obligations under Section 4.02 or (ii) any failure to comply with the requirements of Section 314(a)(1) of the TIA in accordance with the immediately preceding paragraph, the Company shall notify all Holders of the Notes and the Trustee and Paying Agent in writing of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in this Section 5.02.

The Trustee shall not at any time be under any duty or responsibility to any Holder of the Notes to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

If, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding on behalf of the Holders of all of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences (subject to Section 5.07 and except with respect to nonpayment of principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) or interest (including Special Interest, if any)) if:

(a) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b) interest on overdue installments of interest (including Special Interest, if any) (to the extent that payment of such interest is lawful) and on overdue principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable), which has become due otherwise than by such declaration of acceleration, has been paid;

(c) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances (including those of its agents and counsel, if applicable) pursuant to Section 7.06 of the Base Indenture; and

(d) all Events of Default (other than the nonpayment of the principal amount (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) and any accrued and unpaid interest (including Special Interest, if any) that have become due solely because of such acceleration) have been cured or waived.

No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Trust Officer, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 5.09.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of the Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of the Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 5.03. Payments of Notes on Default; Suit Therefor. The Company covenants that in the case of an Event of Default pursuant to Section 5.02(a) or Section 5.02(b) the Company shall pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) or interest (including Special Interest, if any), as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06 of the Base Indenture.

In case the Company shall fail forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, Custodian or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest (including Special Interest, if any) in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Notes allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06 of the Base Indenture, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, Custodian or similar official is hereby authorized by each of the Holders of the Notes to make such payments to the Trustee, and, in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including the fees and expenses of its agents and counsel incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Notes any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Notes in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of the Notes, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of the Notes, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.04. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06 of the Base Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel as provided in Section 7.06 of the Base Indenture);

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest on the Notes in default in the order of the date due of the payments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Redemption Price or the Fundamental Change Repurchase Price) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of accrued and unpaid interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and such interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and such accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.05. Proceedings by Holders of the Notes. No Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, Custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) or interest (including Special Interest, if any), on the Notes, unless:

(a) such Holder shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;

(b) the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and have offered security or indemnity reasonably satisfactory to the Trustee against any costs, liability or expense incurred or to be incurred by the Trustee in pursuing the requested remedy;

(c) the Trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

(d) the Trustee does not receive an inconsistent written direction from the Holders of a majority in aggregate principal amount of the Notes then Outstanding within such 60-day period pursuant to Section 5.07;

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder of the Notes and the Trustee that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder of the Notes, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) (except as otherwise provided herein). For the protection and enforcement of this Section 5.05, each and every Holder of the Notes and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder of any Notes to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) of, and (y) accrued and unpaid interest (including Special Interest), if any, on such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder of the Notes.

Section 5.06. Proceedings by Trustee. In case of an Event of Default the Trustee may proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.07. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.09 of the Base Indenture, all powers and remedies given by this Article 5 to the Trustee or to the Holders of the Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.05, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of the Notes.

Section 5.08. Direction of Proceedings and Waiver of Defaults by Majority of Holders of the Notes. The Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder of the Notes or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of principal of or interest (including Special Interest, if any) on, any Note when due; (ii) a failure by the Company to pay the Redemption Price on the Redemption Date in connection with a redemption by the Company or the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in

connection with a repurchase by the Company in connection with a Fundamental Change, in each case, in accordance with the Indenture; or (iii) a failure by the Company to comply with any of the provisions of the Indenture the non-compliance with which would require the consent of the Holder of each Outstanding Note affected thereby. Upon any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.08, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.09. Notice of Defaults. The Trustee shall, within 90 calendar days after the occurrence and continuance of a Default of which a Trust Officer has actual knowledge, mail to all Holders of the Notes as the names and addresses of such Holders of the Notes appear upon the Debt Security Register, notice of all Defaults known to a Trust Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest (including Special Interest, if any) on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

Section 5.10. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of the Notes, or group of Holders of the Notes, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding, or to any suit instituted by any Holder of the Notes for the enforcement of the payment of the principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest (including Special Interest), if any, on, any Note on or after the due date expressed or provided for in such Note.

ARTICLE 6

MEETINGS OF HOLDERS OF THE NOTES

Section 6.01. Rules under Section 13.09 of the Base Indenture. The provisions set forth in this Article 6 for meetings of Holders of the Notes shall constitute “reasonable rules for action by or a meeting of Holders” within the meaning of Section 13.09 of the Base Indenture.

Section 6.02. Purpose of Meetings. A meeting of Holders of the Notes may be called at any time and from time to time pursuant to the provisions of this Article 6 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders of the Notes pursuant to any of the provisions of Article 5;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Section 7.08 of the Base Indenture;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 7.03; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of the Notes of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 6.03. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of the Notes to take any action specified in Section 6.02, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders of the Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 5.04 of the Base Indenture, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Debt Security Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders of the Notes shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 6.04. Call of Meetings by Company or Holders of the Notes. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders of the Notes, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders of the Notes may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 6.02, by mailing notice thereof as provided in Section 6.03.

Section 6.05. Qualifications for Voting. To be entitled to vote at any meeting of Holders of the Notes a Person shall (a) be a Holder of the Notes of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of the Notes shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 6.06. Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Notes, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Notes as provided in Section 6.04, in which case the Company or the Holders of the Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the proviso in the definition of “Outstanding” in Section 1.01, at any meeting of Holders of the Notes each Holder of Notes or proxyholder shall be entitled to one vote for each $25 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders of the Notes. Any meeting of Holders of the Notes duly called pursuant to the provisions of Section 6.03 or Section 6.04 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 6.07. Voting. The vote upon any resolution submitted to any meeting of Holders of the Notes shall be by written ballot on which shall be subscribed the signatures of the Holders of the Notes or of their representatives by proxy and the Outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders of the Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 6.03. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 6.08. No Delay of Rights by Meeting. Nothing contained in this Article 6 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of the Notes or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of the Notes under any of the provisions of the Indenture or of the Notes.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Applicability of Article IX of the Base Indenture. Article IX of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article IX of the Base Indenture, and all references in the Base Indenture to Article IX thereof and provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and provisions set forth in this Article 7, respectively.

Section 7.02. Supplemental Indentures Without Consent of Holders of the Notes. The Company, when authorized by the resolutions of the Board of Trustees, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a) to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under the Indenture and the Notes pursuant to Article 8 hereof;

(b) to provide for the assumption of the Company’s obligations to the Holders of the Notes in accordance with the terms of the Indenture if any Merger Event occurs;

(c) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(d) to secure the obligations of the Company in respect of the Notes;

(e) to add guarantees with respect to the Notes;

(f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(g) to comply with the requirements of the SEC in order to effect or maintain qualification of the Indenture under the TIA, as contemplated by the Indenture or otherwise;

(h) to cure any ambiguity, omission, defect or inconsistency in the Indenture that the Company may deem necessary or desirable, which shall not be inconsistent with provisions of the Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Trustees, adversely affect the interests of the Holders of the Notes in any material respect;

(i) to add or modify any provision with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which will not adversely affect the interests of the Holders of the Notes in any material respect, as evidenced in an Officers’ Certificate;

(j) to make any change to the Indenture or the Notes to conform the terms thereof to the “Description of Notes” section in the Prospectus Supplement, as evidenced in an Officers’ Certificate to the Trustee;

(k) to provide for the issuance of additional Notes in accordance with the limitations set forth in Section 2.08; or

(l) to add or modify financial covenants applicable to the Notes in accordance with Section 4.05 hereof.

Upon the written request of the Company in the form of an Officers’ Certificate, accompanied by a copy of the resolutions of the Board of Trustees certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.02 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 7.03.

Section 7.03. Supplemental Indentures with Consent of Holders of the Notes. With the consent (evidenced as provided in Article VIII of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding (determined in accordance with Article VIII of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Trustees, and the Trustee, at the Company’s expense, may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of each Holder of an Outstanding Note affected, no such supplemental indenture shall:

(a) impair or adversely affect the manner of calculation or rate of accrual of interest (including Special Interest) on the Notes or change the time of payment thereof;

(b) make the Notes payable in money or securities other than that stated in the Notes;

(c) change the Maturity Date of the Notes;

(d) reduce the principal amount of, or the Redemption Price or the Fundamental Change Repurchase Price with respect to, the Notes;

(e) [Reserved];

(f) make any change that impairs or adversely affects the rights of a Holder of the Notes to require the Company to repurchase the Notes pursuant to Section 11.02 of the Indenture;

(g) impair the right to institute suit for the enforcement of any payment with respect to the Notes;

(h) change the obligation of the Company to redeem any Notes called for redemption on a Redemption Date in a manner adverse to the Holders of the Notes;

(i) change the obligation of the Company to maintain an office or agency for payment and presentation of Notes;

(j) make the Notes subordinate in right of payment to any other indebtedness;

(k) reduce the percentage in aggregate principal amount of Notes Outstanding required to modify or amend the Indenture; or

(l) make any change in this Article 7 that requires the consent of each Holder of the Notes or in the waiver provisions in Section 5.02 or Section 5.07.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Trustees certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of the Notes as aforesaid and subject to Section 7.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders of the Notes do not need under this Section 7.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders of the Notes approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders of the Notes a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders of the Notes, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 7.04. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 7 shall comply with the TIA, as then in effect, provided that this Section 7.04 shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time, if ever, such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 7, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 7.05. Notation on Notes. The Trustee may place on the Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 7 may, at the Company’s expense, bear an appropriate notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Trustees, to any modification of the Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee upon receipt of a Company Order (or an authenticating agent duly appointed by the Trustee pursuant to Section 2.05 of the Base Indenture) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 7.06. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. Prior to entering into any supplemental indenture pursuant to this Article 7, the Trustee shall be provided with, and may conclusively rely, upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 7, is otherwise authorized or permitted by the Indenture and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE 8

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 8.01. Applicability of Article X of the Base Indenture. Article X of the Base Indenture shall not apply to the Notes. The provisions set forth in this Article 8 shall, with respect to the Notes, supersede in their entirety Article X of the Base Indenture, and all references in the Base Indenture to Article X thereof shall, with respect to the Notes, be deemed to be references to this Article 8.

Section 8.02. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its assets to another Person, unless:

(a) the Company shall be the continuing entity, or the successor entity (the “Successor Company”), if not the Company, formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture;

(b) [Reserved];

(c) immediately after giving effect to the transaction, no Default or Event of Default under the Indenture shall have occurred and be continuing; and

(d) an Officer’s Certificate and Opinion of Counsel covering the conditions in clauses (a) and (c) above shall be delivered to the Trustee.

For purposes of this Section 8.02, the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries of the Company to another Person, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 8.03. Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest (including Special Interest, if any) on, all of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company shall succeed to and, except in the case of a lease of all or substantially all of the Company’s assets, be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the written order of such Successor Company instead of the Company (in the form of a Company Order) and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 8 the Person named as the “Company” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 8) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 8.04. Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 8.

ARTICLE 9

GUARANTEE OF NOTES

Section 9.01. Applicability of Article XIV of the Base Indenture. Article XIV of the Base Indenture shall not apply to the Notes.

ARTICLE 10

[RESERVED]

ARTICLE 11

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 11.01. [Reserved].

Section 11.02. Repurchase at Option of Holders of the Notes Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder of the Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $25 principal amount or an integral multiple of $25 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, then any such accrued and unpaid interest shall be paid not to the Holders of the Notes submitting the Notes for repurchase on the Fundamental Change Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 101% of the principal amount of Notes to be repurchased pursuant to this Article 11.

(b) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of the Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the

Fundamental Change and of the repurchase right at the option of the Holders of the Notes arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i) the CUSIP number and the designation of the Notes;

(ii) the events causing the Fundamental Change;

(iii) the date of the Fundamental Change;

(iv) the last date on which a Holder of the Notes may exercise the repurchase right pursuant to this Article 11;

(v) the Fundamental Change Repurchase Price;

(vi) the Fundamental Change Repurchase Date;

(vii) the name and address of the Paying Agent; and

(viii) the procedures that Holders of the Notes must follow to require the Company to repurchase their Notes.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Such notice shall be by first class mail to the Trustee, to the Paying Agent and to each Holder of the Notes at its address shown in the Debt Security Register (and to beneficial owners as required by applicable law) or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of the Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.02.

(c) Repurchases of Notes under this Section 11.02 shall be made, at the option of the Holder of the Notes thereof, upon:

(i) delivery to the Paying Agent by a Holder of the Notes of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 1 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Notes of the Fundamental Change Repurchase Price therefor.

(d) The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be $25 or an integral multiple of $25 in excess thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder of the Notes delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(e) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders of the Notes upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders of the Notes thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 11.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of $25 or an integral multiple of $25 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 11.04. Deposit of the Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Notes (provided the Holder of the Notes has satisfied the conditions in Section 11.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 11.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Debt Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 11.02, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 11.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company shall, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any successor or similar schedule; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

ARTICLE 12

OPTIONAL REDEMPTION

Section 12.01. Applicability of Article III of the Base Indenture. Article III of the Base Indenture shall not apply to the Notes. Instead the redemption provisions set forth in this Article 12 shall, with respect to the Notes, supersede in their entirety Article III of the Base Indenture, and all references in the Base Indenture to Article III thereof and the redemption provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 12 the redemption provisions set forth in this Article 12, respectively.

Section 12.02. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to April 15, 2017. The Company may redeem all or part of the Notes at any time on or after April 15, 2017 and prior to the Maturity Date (the “Optional Redemption”). In each case, Notes shall be redeemed for cash upon notice as set forth in Section 12.03 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the “Redemption Price”) (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed).

Section 12.03. Notice of Optional Redemption; Selection of Notes.

(a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 12.02, it shall fix a date for redemption (each, a “Redemption Date”), and it or, at its written request received by the Trustee not less than 60 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such Optional Redemption (a “Redemption Notice”) not less than 45 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Debt Security Register; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.

(b) The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder of any Note receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date (which must be a Business Day);

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(vi) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(vii) A Redemption Notice shall be irrevocable.

(d) If fewer than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Physical Notes to be redeemed (in principal amounts of $25 or integral multiples of $25 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate in accordance with the procedures of the Depositary.

Section 12.04. Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 12.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i) the Redemption Date for such Notes; and

(ii) the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 12.04.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 12.05. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders of the Notes thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Redemption Notice with respect thereto shall be deemed to have been withdrawn.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01. Governing Law. THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 13.02. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.03. Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.04. Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.05. Supplemental Indenture May Be Executed In Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.06. Severability. In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.07. Elections Under Base Indenture; Ratification of Base Indenture. Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, Paying Agent or Registrar hereunder, as if set forth herein in full.

Section 13.08. Waiver Of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.09. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.10. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.11. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of the Notes. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of such Holder at the sole cost and expense of the Company. Neither the Trustee nor the Paying Agent shall be responsible or liable for the calculations of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

RAIT FINANCIAL TRUST

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

RAIT FINANCIAL TRUST

7.625% Senior Note due 2024

No. [ ]	Initially $[ ]

CUSIP No. 749227 807

RAIT Financial Trust, a real estate investment trust duly organized and validly existing under the laws of the State of Maryland (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $69,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on April 15, 2024, and interest thereon as set forth below.

This Note shall bear interest at the rate of 7.625% per year from April 14, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 15, 2024. Interest is payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on July 15, 2014, to Holders of record of the Notes at the close of business on the preceding January 1, April 1, July 1 and October 1 (whether or not such day is a Business Day), respectively. Special Interest will be payable as set forth in Section 5.02 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to any of such Section 5.02 and any express mention of the payment of Special Interest in any provision therein shall not be construed as excluding Special Interest in those provisions thereof where such express mention is not made.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

RAIT FINANCIAL TRUST

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

RAIT FINANCIAL TRUST

7.625% Senior Note due 2024

This Note is one of a duly authorized issue of Debt Securities of the Company, designated as its 7.625% Senior Notes due 2024 (the “Notes”), limited to the aggregate principal amount of $69,000,000 all issued or to be issued under and pursuant to an Indenture dated as of December 10, 2013 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of December 10, 2013 (herein called the “First Supplemental Indenture”), as further amended and supplemented by the Second Supplemental Indenture dated as of April 14, 2014 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the First Supplemental Indenture and the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Company and Wells Fargo Bank, National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest (including Special Interest, if any) on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $25 principal amount and integral multiples of $25 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.

The provisions in Article III, Article VI, Article IX, Article X, Article XIV, Section 2.12(a), Section 2.15(c)(ii), Section 4.06(b), Section 11.02, Section 11.03, the second sentence of Section 4.01 and the fourth paragraph of Section 2.07(b) of the Base Indenture shall not apply to the Notes, and Article 3, Article 5, Article 7, Article 8, Article 9, Article 12, Section 2.04(b), Section 2.05(b), Section 2.05(e) and Section 2.07 of the Supplemental Indenture supersede the entirety thereof as specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $25 or integral multiples of $25 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

RAIT FINANCIAL TRUST

7.625% Senior Notes due 2024

The initial principal amount of this Global Note is          DOLLARS ($        ). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

ATTACHMENT 1

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	RAIT Financial Trust

Wells Fargo Bank, National Association

Corporate Trust Services

150 East 42nd Street, 40th Floor

New York, New York 10017

Tel: 917-260-1544

Fax: 917-260-1593

Attention:   Corporate Trust Services Administration – RAIT Financial Trust

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from RAIT Financial Trust (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $25 principal amount or an integral multiple of $25 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): $
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 2

[FORM OF ASSIGNMENT AND TRANSFER]

Wells Fargo Bank, National Association,

as Trustee and Registrar – DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

For value received                      hereby sell(s), assign(s) and transfer(s) unto             (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints             attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion

Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee